Exhibit 99.1

For Immediate Release August 6, 2021	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-8500 AUD@jcir.com

AUDACY REPORTS SECOND QUARTER RESULTS

Net Revenues Increased 73% and Spot Revenues Increased 98%

Philadelphia, PA — Audacy, Inc. (NYSE: AUD) today reported financial results for the quarter ended June 30, 2021.

David J. Field, President and Chief Executive Officer, stated: “I am pleased to report that Audacy accelerated its recovery from the pandemic as second quarter revenues grew 73% over the prior year, led by a 98% increase in spot radio advertising and 41% growth in digital revenues. In addition, our momentum is continuing into the third quarter as we expect that revenues will increase by about 10% sequentially from the second quarter and by about 25% compared to prior year.

We continue to make great strides in enhancing our business and elevating our competitive position. During the second quarter, we executed a rebranding of the company as Audacy, a name that reflects our evolution into a leading, multi-platform audio content and entertainment company with scaled audience reach and an important leadership position across the full spectrum of the dynamic and growing audio market – including broadcasting, podcasting, digital, network, events, music, news and sports. Our recent acquisitions in podcasting and sports betting, as well as numerous growth investments have significantly enhanced our ability to capitalize on broader advertising trends, augment our product line and better serve our listeners and customers.

This has been an active period of development across the company as we recently launched over 350 exclusive new stations on our Audacy digital platform, unveiled our new 2400Sports podcast studio, commenced a three-year strategic partnership with American Public Media (the creators of Marketplace), expanded our BetQL network, and announced an important partnership with Major League Baseball, making us the league’s official podcast and digital audio partner. We are also pleased to note the significant acceleration in each of our digital businesses, including podcasting, digital audio, and digital marketing solutions.

We are emerging from the pandemic as a meaningfully stronger and better positioned company with significantly enhanced growth potential and are excited by the opportunities ahead as we continue to drive innovation and development of new products, content, and capabilities.”

Second Quarter Summary

•	Net revenues for the quarter were $304.5 million, up 73% compared to $175.9 million in the second quarter of 2020

•	Spot revenues were $202.8 million, up 98% compared to the second quarter of 2020

•	Digital revenues were $58.4 million, up 41% compared to the second quarter of 2020

•	Total operating expenses for the quarter were $286.5 million, up 29% compared to $221.4 million in the second quarter of 2020

•	Operating income for the quarter was $17.9 million, which included a non-cash impairment charge of $0.7 million, compared to operating loss of $45.5 million in the second quarter of 2020

•	Adjusted EBITDA for the quarter was $39.9 million, compared to a loss of $20.0 million in the second quarter of 2020

•	Liquidity at the end of the second quarter was $194.0 million, up from $160.2 million at year end, comprised of $149.3 million of available revolver capacity and $44.7 million of cash on-hand

•

In July, the Company entered into a $75 million accounts receivable securitization facility to provide additional liquidity, to reduce the Company’s cost of funds and to repay outstanding indebtedness under the Company’s credit agreement

Recent Company Developments

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Launched 350+ Exclusive Audacy Digital Stations. We unveiled a collection of over 350 new stations available only on Audacy’s direct-to-consumer platform. The majority of these stations are curated by Audacy programmers behind some of its most iconic brands, on-air personalities and several of today’s biggest influencers, highlighting human curation over algorithms. The launch included flagship sponsorships with Geico, Macy’s and Coca-Cola, and featured stations built by some of the biggest stars in the music industry, including Coldplay, Tiesto, Sofia Carson and Jake Owen, with more to come.

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Landmark MLB Partnership. Major League Baseball and Audacy forged a landmark partnership, with MLB naming Audacy their official digital audio and podcast partner. Audacy will be the exclusive advertising sales partner for MLB audio streams within the league’s subscription products and will distribute its league and club podcasts on platforms worldwide. The partnership also includes substantial content, programming and live event components.

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Third Major Podcast Studio Launched. Building upon our position as the #1 Sports audio company we launched 2400Sports, the latest addition to our growing podcast portfolio. Focused on building the nation’s leading collection of sports podcasts, the studio is leveraging content from our leading sports personalities, influential sports journalists and local relationships with teams and leagues, and creating new content from elite partnerships, including our recently announced deal with MLB and through an exclusive development deal with award-winning podcast producer Jody Avirgan, whose prior credits include award-winning podcasts for ESPN’s 30 for 30, and podcast projects with WNYC, Apple, and Audible.

•	American Public Media Partnership. We entered into a multi-year podcast partnership with American Public Media, producer of Marketplace and other prestigious podcast titles and franchises, positioning our Cadence13 studio as its exclusive podcast sales representative. The partnership brings together APM’s premium podcast programming with the reach and scale of our audio and ad networks, creating unrivaled opportunities for advertisers seeking to align their brands with purpose-driven content to reach a large loyal audience of listeners. Additionally, together we will develop on-demand programming initiatives, co-productions, and collaborative revenue opportunities.

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Ongoing Ratings Rebound. The radio industry is powering out of the COVID-19 crisis. In PPM markets, June 2021 CUME has reached 98% and AQH is at 94% of March 2020 levels. We see listening returning to pre-pandemic levels with cross-platform ratings growth, including double digit monthly gains in OTA in PPM markets. As our audience continues to grow, so does our ability to monetize it across the platform, as reflected by 67% Y/Y growth in streaming RPMs (revenue-per-thousand listening hours), and 93% Y/Y growth in podcast RPMs (revenue-per-thousand downloads).

Earnings Conference Call and Company Information

Audacy will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Friday, August 6, 2021, at 10:00 AM Eastern Time. To participate in the conference call, please dial (877) 407-9208 or (201) 493-6784 five minutes prior to the start of the call and provide the following conference name: Audacy Second Quarter 2021 Earnings Call. Participants may also listen to a live webcast of the call by visiting http://public.viavid.com/index.php?id=145178. Questions will only be taken from participants on the conference call. A playback of the conference call will be available for one week by dialing (844) 512-2921 or (412) 317-6671 and inputting the following ID: 13720328. A webcast replay of the conference will be available shortly after the call at the above link. Additional information is available on the Company’s website at www.audacyinc.com.

About Audacy

Audacy, Inc. (NYSE: AUD) is a scaled, multi-platform audio content and entertainment company with the country’s best radio broadcasting group, a leader in virtually every segment of audio, and America’s #1 creator of original, premium audio. Audacy engages over 170 million consumers each month, bringing people together around the news, sports, podcasts and music that matter to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp) and Twitter (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses, non-recurring expenses/recoveries otherwise included in corporate or station expenses, (gain) loss on early extinguishment of debt, and (gain) loss on sale or disposition of assets.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses, other income and non-recurring expenses/recoveries otherwise included in corporate or station expenses; income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid, and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD. This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
STATEMENTS OF OPERATIONS

Net Revenues	$304,464	$175,868	$545,229	$472,898

Station Expenses	244,412	188,946	455,835	438,496
Station Expense - Non-Cash Compensation	1,044	527	2,117	1,028
Corporate Expenses	22,146	8,359	44,059	24,318
Corporate Expenses - Non-Cash Compensation	1,568	1,917	3,235	3,195
Depreciation And Amortization	14,621	12,620	26,213	25,118
Other expenses	293	61	321	61
Impairment Loss	701	4,157	1,345	5,207
Restructuring Charges	1,734	4,895	1,919	9,104
Integration Costs	—	(132)	—	490
Refinancing Expenses	—	—	473	—

Total Operating Expenses	286,519	221,350	535,517	507,017

Operating Income (Loss)	17,945	(45,482)	9,712	(34,119)

Net Interest Expense	22,553	21,642	43,713	45,263
Net (Gain) Loss on Early Extinguishment of Debt	—	—	8,168	—
Net (Gain) Loss on Sale or Disposal of Assets	(3,725)	(228)	(3,727)	(228)
Other (Income) Expense	(434)	—	(446)	—

Income (Loss) Before Income Taxes	(449)	(66,896)	(37,996)	(79,154)
Income Taxes (Benefit)	(1,875)	(13,085)	(17,775)	(16,205)

Net Income (Loss)	$1,426	$(53,811)	$(20,221)	$(62,949)

Net Income (Loss) Per Share - Basic	$0.01	$(0.40)	$(0.15)	$(0.47)

Net Income (Loss) Per Share - Diluted	$0.01	$(0.40)	$(0.15)	$(0.47)

Dividends Declared And Paid Per Common Share	$0.00	$0.00	$0.00	$0.02

Weighted Common Shares Outstanding - Basic	135,808	134,805	135,784	134,786

Weighted Common Shares Outstanding - Diluted	137,787	134,805	135,784	134,786

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	202,797	102,466	356,998	305,880
Digital (including podcasting)	58,435	41,340	108,368	83,850
Network	20,603	16,687	38,173	37,982
Sponsorships and Events	10,771	7,239	19,929	24,095
Other	11,858	8,136	21,761	21,091

	$304,464	$175,868	$545,229	$472,898

Political	$2,294	$685	$3,557	$8,430

SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	159,704	86,991	289,449	262,313
Sports	63,004	24,543	104,642	72,187
News/Talk	49,685	39,318	92,239	89,864
Non-format specific	32,071	25,016	58,899	48,534

	$304,464	$175,868	$545,229	$472,898

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$12,314	$6,349	$19,594	$15,248
Adjusted Income Taxes Paid (Refunded)	$321	$—	$(172)	$1,297
Cash Dividends On Common Stock Declared And Paid	$—	$—	$—	$2,692

SELECTED BALANCE SHEET DATA

	June 30,	December 31,
	2021	2020
Cash and Cash Equivalents	$44,675	$30,964
Senior Debt - Term B-2 Loan (Includes Current Portion)	$677,006	$754,006
Senior Debt - Revolver	$94,727	$114,727
Senior Secured Notes - 2027	$425,000	$425,000
Senior Secured Notes - 2029	$540,000	$—
Senior Notes	$—	$400,000
Total Shareholders’ Equity	$628,328	$644,738

OTHER FINANCIAL DATA
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss)	$1,426	$(53,811)	$(20,221)	$(62,949)
Income Taxes (Benefit)	(1,875)	(13,085)	(17,775)	(16,205)
Net Interest Expense	22,553	21,642	43,713	45,263
Corporate Expenses - Non-Cash Compensation	1,568	1,917	3,235	3,195
Station Expenses - Non-Cash Compensation	1,044	527	2,117	1,028
Depreciation And Amortization	14,621	12,620	26,213	25,118
Other expenses	293	61	321	61
Restructuring Charges	1,734	4,895	1,919	9,104
Integration Costs	—	(132)	—	490
COVID-19 Related Expenses (Income)	(612)	5,411	(406)	8,411
Non-Recurring (Recoveries) Otherwise Included in Corporate Expenses	2,597	(4,000)	5,255	(4,000)
Impairment Loss	701	4,157	1,345	5,207
Refinancing Expenses	—	—	473	—
Net (Gain) Loss On Early Extinguishment Of Debt	—	—	8,168	—
Other (Income) Expense	(434)	—	(446)	—
Net (Gain) Loss On Sale Or Disposal of Assets	(3,725)	(228)	(3,727)	(228)

Adjusted EBITDA	39,891	(20,026)	50,184	14,495

Net Interest Expense	(22,553)	(21,642)	(43,713)	(45,263)
Deferred Financing Costs Included In Interest Expense	1,197	998	2,238	1,943
Amortization Debt Premium Included In Interest Expense	(242)	(849)	(1,090)	(1,698)
Net Capital Expenditures, Including Amortizable Intangibles	(12,314)	(6,349)	(19,594)	(15,248)
Adjusted Income Taxes (Paid) Refunded	(321)	—	172	(1,297)

Adjusted Free Cash Flow	$5,658	$(47,868)	$(11,803)	$(47,068)